Exhibit 10.1

REAL ESTATE PURCHASE AGREEMENT

THIS REAL ESTATE PURCHASE AGREEMENT (the “Agreement”) is executed as of the 21st day of September, 2010 (the “Effective Date”), by and between ZHONE TECHNOLOGIES CAMPUS, LLC, a California limited liability company (the “Seller”), and LBA RIV-COMPANY V, LLC, a Delaware limited liability company (the “Buyer”), who acknowledge that the following recitals are a material part of this Agreement:

A. Seller is the owner in fee simple of a parcel of real estate in the City of Oakland, County of Alameda, California, containing approximately 10.87 acres, related appurtenances, and three (3) buildings as follows:

7195 Oakport Street: 38,375 SF one-story shipping building currently unoccupied, including all furniture and fixtures (“Building #1”);

7001 Oakport Street: 57,937 SF two-story building currently occupied by Seller (“Building #2”), including all fixtures; and

6775 Oakport Street: approximately 86,535 SF three-story empty shell building, including all fixtures and equipment (“Building #3”);

and any other improvements, structures and/or fixtures located thereon, APN 041-3902-022 (the “Real Estate”), and as more particularly described in the attached Exhibit A. Any items of personal property listed on Exhibit E attached hereto as part of the sale and are collectively referred to in this Agreement as the “Personal Property.” The Real Estate and the Personal Property are collectively referred to in this Agreement as the “Property”. The exact legal description of the Real Estate, in accordance with the certified survey provided for in Section 6, below, shall be substituted for the Exhibit A legal description prior to Closing (as defined in Section 10, below).

B. Buyer now desires to purchase, and Seller now desires to sell, the Property, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, Seller and Buyer (each a “Party”, or collectively, the “Parties”) agree as follows:

1. Purchase and Sale. Seller agrees to sell, and Buyer agrees to purchase the Property for the price and subject to the terms and conditions hereinafter set forth.

2. Purchase Price and Independent Consideration.

(a) The purchase price for the Property (the “Purchase Price”) shall be Eighteen Million Seven Hundred Fifty Thousand Dollars ($18,750,000.00).

(b) Seller acknowledges that it has received from Buyer as further consideration for this Agreement, in cash, the sum of One Hundred Dollars ($100.00) (the

“Independent Consideration”), in addition to the Earnest Money and the Purchase Price and independent of any other consideration provided hereunder, which Independent Consideration is fully earned by Seller and is non-refundable under any circumstances.

3. Payment of Purchase Price. The Purchase Price shall be paid to Seller as follows:

(a) Buyer (through its affiliated entity, LBA Realty LLC) has deposited with First American Title Insurance Company, 1737 N. First Street, Suite 500, San Jose, CA 95112, Attn: Dian L. Blair, Senior Commercial Escrow Officer, Fax: (408) 451-7836 (the “Title Company”), an earnest money deposit in the amount of One Million Dollars ($1,000,000.00) (the “Deposit”). The Deposit, and any interest accrued thereon, shall be collectively referred to herein as the “Earnest Money”. The Earnest Money shall be held, applied, returned or retained in accordance with the terms of this Agreement. The Earnest Money shall be invested by the Title Company in an interest-bearing account, or as directed by Buyer, and all interest on the Earnest Money shall be applied to the Purchase Price, or if the Closing does not occur, credited to the Party to receive the Earnest Money pursuant to the terms set forth in this Agreement. The Earnest Money shall be deposited with the Title Company pursuant to the terms of a separate escrow agreement, substantially in the specimen form attached hereto as Exhibit B, which shall be prepared in triplicate and executed by Buyer, and promptly executed by Seller and the Title Company.

(b) The remainder of the Purchase Price, plus or minus any prorations and adjustments made pursuant to this Agreement, shall be deposited by Buyer with the Title Company in cash, certified check, wire transfer or other immediately available funds, for payment to Seller at the Closing.

4. Conditions.

(a) The Buyer’s obligations under this Agreement were subject to the satisfaction or waiver in writing by Buyer of the conditions in this Section 4 (the “Conditions”). Buyer acknowledges that it has satisfied all of the Conditions set forth in this Section 4 and is ready and willing to proceed to Closing.

(b) The Conditions that Buyer has previously satisfied are listed below:

(i) Buyer shall have received the Preliminary Report and Survey, as each is hereinafter defined, in the condition and as required under Section 5 and Section 6 of this Agreement.

(ii) Buyer shall have determined, in its sole discretion, that the Property is suitably zoned to a zoning classification compatible with Buyer’s intended use of the Property with all necessary classifications, variances, permissions, exceptions, conditional uses, and other approvals having been obtained from all applicable governmental agencies, on terms acceptable to Buyer, and such approvals being final, non-appealable and in full force and effect. In the event Buyer determines that it requires any approvals, consents or other documentation with respect to the zoning of the Property (including but not limited to rezoning, exception or a special use permit ) to permit Buyer’s proposed use of the Property, Buyer shall have the right, at Buyer’s expense, to file such petitions for such approvals as Buyer deems necessary or appropriate. In such a case, the Seller agrees that it shall execute all necessary consents and other documents necessary for the filing of such petitions and obtaining the appropriate governmental approvals.

(iii) Buyer shall have determined, in its sole discretion, that the Property is suitably subdivided, with all subdivision approvals having been obtained from all applicable governmental agencies, on terms acceptable to Buyer, and such approvals being final, non-appealable and in full force and effect. For purposes of this Agreement, the term “subdivision” shall include such lot splits or consolidations as determined necessary by Buyer in its sole discretion.

(iv) Buyer shall have determined, in its sole discretion, that all site plan approvals, permits, consents, approvals and other things required or desired by Buyer to be obtained from all federal, state and local governmental, municipal, public and other authorities, bodies and agencies, including but not limited to environmental approvals, as well as under any covenants, conditions or restrictions applicable to the Property and Buyer’s proposed use thereof (collectively the “Approvals”), either have been obtained and remain in full force and effect or will be obtainable by Buyer, in either case on terms acceptable to Buyer.

(v) Buyer shall have determined, in its sole discretion, that utilities, including, but not limited to, gas, electricity, water, sanitary sewer, storm sewer, telephone and other telecommunication utilities, are available at the Property line, in such capacities and in such locations as are satisfactory to Buyer. If such utilities are not available at the Property line in such capacities as will permit the Buyer to use the Property for its proposed use, the Buyer shall have determined that such utility infrastructures are available, in sufficient capacities, to be extended by Buyer through perpetual easements that benefit the Property or through public rights-of-way, that will permit the Buyer to extend such utilities to the Property, at Buyer’s expense.

(vi) Buyer shall have determined, in its sole discretion, that the Property has free, unrestricted and direct legal rights of access and ingress and egress to one or more public roads or highways, with access drives and curb cuts to such specifications and in such number and at such locations as deemed necessary or desirable by Buyer.

(vii) Buyer shall have received such environmental site assessments, archaeological studies and geotechnical reports, which may include a delineation of any wetlands on the property, and any other information that the Buyer deems relevant to its proposed use of the Property, which are acceptable to Buyer in its sole discretion.

(viii) Buyer shall have determined that any and all improvements, structures, facilities and fixtures on the Property (which, if any, are collectively referred to herein as the “Improvements”) are located entirely within the bounds of the Property and that there are no encroachments upon the Property by improvements or appurtenances on any property adjoining the Property.

(ix) Buyer shall have determined, in its sole discretion, that the Property is not protected habitat for any endangered or protected species of plant, animal or other living organism.

(x) Buyer shall have determined, in its sole and absolute discretion, that: (i) it can develop a feasible site plan for its proposed development; and (ii) the acquisition and development of the Property presents a viable economic opportunity.

(xi) Buyer shall have obtained financing acceptable to Buyer, in its sole discretion, for its acquisition of the Property.

(xii) Buyer and Seller shall have agreed upon the list of Personal Property to be transferred pursuant to this Agreement, which Personal Property is listed in Exhibit E attached hereto.

(xiii) Seller agrees to reasonably cooperate with Buyer, including furnishing Buyer with all necessary information, as may be required, in connection with Buyer’s satisfaction of the above Conditions, all at no cost to Seller.

(c) Since April 7, 2010, Buyer and its agents have had and shall continue to have the right at reasonable times agreed upon by Seller and Buyer after reasonable notice to Seller to enter upon the Property and make and conduct any and all tests and inspections that Buyer deems necessary and/or appropriate to satisfy Buyer as to the condition of the Property; provided, however, that Buyer shall (i) conduct such tests and inspections so as not to interfere unreasonably with the use of the Property by Seller, and (ii) promptly restore any damage to the Property resulting from the entry of Buyer or its agents. If Buyer desires to do any invasive testing (the “Invasive Testing”) of the Property, then (A) such Invasive Testing and the plans must be approved by Seller in writing, which approval shall not be unreasonably withheld or delayed; (B) Buyer first executes and delivers to Seller such indemnities, insurance, proof of financial responsibility and other agreements and documents as Seller may reasonably require in connection with any Invasive Testing; (C) Buyer first delivers to Seller at least two (2) Business Days prior written notice of each entry that will involve any Invasive Testing; and (D) each Invasive Test is made strictly in accordance with the terms the consent and any plans approved by, and/or agreements with, Seller. All tests conducted pursuant to this Section 4(c) shall be at Buyer’s cost and expense. Buyer shall defend, indemnify and hold harmless Seller and Seller’s partners, employees, affiliates and agents from and against any and all claims for damage, personal injury, death, or damage to the environment, including without limitation fines, penalties, interest, costs and attorneys’ fees, arising from activities conducted by or at the request of Buyer in connection with Buyer’s investigation of the Property, including the suitability and condition of the Property, other than claims caused by the negligence or intentional acts of Seller. Buyer’s restoration, indemnity and hold harmless obligations shall survive termination of this Agreement. The foregoing shall in no event be deemed to impose any liability upon Buyer for Buyer’s mere discovery of an adverse physical or environmental condition at the Property.

(d) Since the satisfaction of the Conditions, the Earnest Money has become non-refundable to Buyer except as otherwise provided in this Agreement. The Earnest Money shall be credited in full against the Purchase Price at Closing, or paid to Seller in the event of

Buyer’s default. In the event of a default by Seller, the Earnest Money may be refunded to Buyer pursuant to Section 17, below.

5. Title.

(a) Buyer has received and reviewed the Preliminary Report dated June 30, 2010 (the “Preliminary Report”) on the Property issued by the Title Company. The Preliminary Report shall be updated prior to the Closing to reflect the state of the title not more than ten (10) days prior to the Closing.

(b) Based upon Buyer and Seller’s review of the Preliminary Report and the Survey obtained by Buyer pursuant to Section 6, below, Seller has agreed to remove Exception 10 listed in the Preliminary Report and to provide an owner’s affidavit to Title Company regarding parties in possession of the Property. The Title Company has agreed to remove Exception 6. The exceptions shown on the Preliminary Report (or any supplemental preliminary title report) or on the Survey that Seller has not agreed to remove pursuant to this Section 5(a) and/or that have not been agreed to be removed by Title Company are referred to herein as the “Permitted Exceptions.” Notwithstanding anything contained herein to the contrary, Seller shall be obligated to expend whatever sums are required to cure or obtain affirmative title insurance coverage acceptable to Buyer in Buyer’s sole discretion, insuring and defending Buyer against any loss, cost or expense arising out of or related to the following title defects (“Affirmative Coverage”) prior to, or at, the Closing:

(1) All mortgages, security deeds or other security instruments encumbering the Property (which do not result from acts or omissions on the part of Buyer);

(2) Judgments against the Seller (which do not result from acts or omissions on the part of Buyer) which have attached to and become a lien against the Property; and

(3) All delinquent ad valorem real property taxes and assessments of any kind, whether or not of record, which constitute, or may constitute, a lien against the Property.

(c) At the Closing, Seller shall convey and transfer title to the Property to Buyer by execution and delivery of the Deed (as defined in Section 11). Evidence of delivery of such title shall be the Title Company’s issuance or irrevocable agreement to issue an ALTA Standard Coverage Owner’s Policy of Title Insurance (2006) (or other form acceptable to Buyer), in which the Title Company shall agree to insure, for the full amount of the Purchase Price, fee simple title to the Property in the name of Buyer, subject only to the Permitted Exceptions (the “Title Policy”). Buyer shall have the right to request that the Title Policy be upgraded to an ALTA Extended Coverage Owner’s Policy of Title Insurance (2006); provided that Buyer pay all costs associated with the Survey and the difference in the premium between the Standard and Extended Coverage. Also, Buyer, at its sole cost, shall have the right to request, in its sole and absolute discretion, from the Title Company endorsements to the Title Policy, including, but not limited to: (i) certification that the current zoning of the Property in either a Form 3.0 or 3.1 Zoning Endorsement, at Buyer’s option; (ii) affirmatively insure access to and from the Property;

(iii) affirmatively insure any appurtenant easements; and (iv) if the Property is comprised of two or more parcels, contiguity of all parcels.

(d) Seller shall have the right, if reasonably necessary, to extend the Closing Date (as defined in Section 10, below), for a period not to exceed twenty (20) days in order to cure or obtain Affirmative Coverage for any title defect.

6. Survey. Buyer has received and reviewed that certain ALTA/ACSM Land Title Survey dated July 14, 2010 on the Property (the “Survey”) prepared by JRN Civil Engineering. The Survey shall be certified to Seller, Buyer, Title Company and Buyer’s lender.

7. Cooperation of Seller and Property Information. Seller shall assist Buyer and its representatives, whenever reasonably requested by Buyer, in obtaining information about the Property. Since April 7, 2010, Seller has and shall continue, at Seller’s expense, to deliver to Buyer or make available at the Property for Buyer to review and copy true, correct and complete copies of any documentation pertaining to the Property, including but not limited to the following documents and/or information, to the extent that such documentation is within the Seller’s custody or control:

(a) A list and complete copies of all tenant leases (if any), licenses, permits, maps, certificates of occupancy, preliminary or final parcel or subdivision maps, third party contracts, building inspection reports and approvals, covenants, conditions, and restrictions with respect to the Property;

(b) Copies of any warranties, guaranties or service contracts currently in effect, if any;

(c) Books and records, including historical property and operating statements, capital expenditure records, tax assessments, tax bills, utility bills and maintenance records relating to the Property;

(d) As-built plans and specifications for the Buildings and all other improvements on the Property;

(e) A copy of Seller’s existing title policy for the Property, together with copies of all documents referred to in the title report or policy;

(f) Any soils reports, earthquake, environmental (Phase I and II), geotechnical, engineering, architectural, or other structural reports or studies, and similar data relating to the Property;

(g) Any permits or approvals pertaining to the Property; and

(h) Any legal notices received by Seller which affect the Property.

In addition, at least ten (10) business days prior to Closing, the Seller will cooperate with the Buyer in the Buyer’s efforts to procure an estoppel certificate covering the compliance of the Property, and the Improvements that are a part of the Property and/or any buildings or other improvements that the Buyer intends to build on the Property, with any restrictive covenants applicable to the Property and covering the status of any necessary contributions to cover any type of “common area” or similar costs under any such restrictive covenants.

8. Taxes and Assessments. Buyer shall assume and agree to pay: (i) all assessments for municipal improvements becoming a lien against the Property after the Closing; and (ii) so much of the ad valorem real estate taxes and assessments assessed against the Property for and becoming a lien during the calendar year in which the Closing occurs as shall be allocable to Buyer for the period on and after the Closing Date, and Seller shall pay the balance of such taxes, using, for Closing purposes, the most current tax bill, or the tax rate and valuation assessment existing at the Closing Date if the applicable tax rate or assessment has not then been determined. Any taxes and assessments not assumed by Buyer and not due and payable at the time of Closing, including without limitation, all installments of real estate taxes payable during the calendar year in which Closing occurs, shall be allowed to Buyer as a credit against the cash payment required at Closing, and Seller shall not be further liable for such taxes. To the extent the tax bills are adjusted following the Closing, the parties agree to reconcile same outside of escrow. Such obligation to reconcile shall survive the Closing.

9. Insurance, Condemnation and Risk of Loss. The Seller’s insurance on the Property shall be cancelled as of the Closing Date. In the event that, prior to Closing, all or any portions of the Property, any interests therein, or any rights appurtenant thereto are (i) damaged or destroyed by any fire or other casualty, the cost of repair exceeds One Hundred Thousand Dollars ($100,000) and such repairs cannot be completed prior to the Closing, or (ii) taken or appropriated (either permanently or for temporary periods) under the power of eminent domain or condemnation by any authority having such power, or by virtue of any actions or proceedings in lieu thereof, or if any notice or threat of such taking or appropriation has been given or is pending at the Closing, then Buyer, at its option, may either (a) cancel this Agreement by written notice to Seller, in which event Title Company shall immediately refund the Earnest Money to Buyer and neither Party shall have any further obligation hereunder, except as specifically set forth in this Agreement, or (b) elect to proceed with Closing, in which event the Purchase Price shall be reduced by an amount equal to any sums previously paid or then payable to Seller by the insurance carrier (plus an amount equal to the amount of the deductible feature of the Seller’s insurance policy and the amount of any uninsured casualty) or by the condemning authority, by reason of any such casualty or by reason of any such taking, appropriation or action or proceeding in lieu thereof, and Seller shall transfer and assign to Buyer at Closing any and all further insurance or condemnation proceeds, claims, demands, actions and choses in action which may exist by virtue of such casualty, taking, appropriation or action or proceeding in lieu thereof; provided, however, that until the earlier of: (y) the Closing Date, or (z) termination of this Agreement, Seller shall not make any voluntary settlement or agreement regarding any casualty loss, taking, appropriation or action or proceeding in lieu thereof with any insurance carrier or any condemning authority, without first obtaining Buyer’s written consent to such settlement or agreement, which consent shall not be unreasonably withheld or delayed. If the damage or destruction by fire or other casualty result in damage that costs less than One Hundred Thousand Dollars ($100,000) to repair, then Buyer must proceed to close but shall be entitled to the rights provided for in subheading (b) of this Section 9.

10. Closing.

(a) The closing of the purchase and sale of the Property (the “Closing”) shall occur on September 30, 2010 (the “Closing Date”); provided that LBA RIV-Company ZNP, LLC, a Delaware limited liability acquires the iStar loan secured by the Property on or before the Closing Date.

(b) Closing shall be conducted by correspondence through the Title Company. Any and all documentary stamps, County transfer taxes or conveyance fees due and payable upon the transfer of title contemplated herein shall be the responsibility of and shall be paid by the Seller. Any City transfer taxes payable upon transfer of title contemplated herein shall be split equally between Buyer and Seller. Seller shall be responsible for the portion of the premium on the Title Policy attributable to obtaining an ALTA Standard Coverage Owner’s Policy of Title Insurance (2006) and any endorsements relating to Affirmative Coverage that Seller agreed to obtain in order to remove title defects. Buyer shall be responsible for the remaining portion of the premium on the Title Policy attributable to coverage above ALTA Standard Coverage and any endorsements that Buyer elects to obtain to the Title Policy. The closing costs and prorations shall be as provided in this Agreement, or in the absence of such provision, allocated according to the local custom in Alameda County, California. All prorations shall be final except for any post-Closing tax adjustment as provided in Section 8 above.

(c) Subject to the provisions of Section 8, above, Seller shall be entitled to all income and shall be responsible for all expenses produced from the operation of the Property which are allocable through and including the Closing Date. Buyer shall be entitled to income and shall be responsible for all expenses which are allocable to the period after the Closing Date. Unless otherwise specifically set forth in this Agreement, at the Closing, all items of income and expense shall be prorated in accordance with the foregoing principle.

11. Closing Documents. At the Closing, Seller shall execute and deliver to Title Company: (i) a grant deed in customary, recordable form conveying fee simple title to the Property to Buyer, using the Survey legal description, subject only to the Permitted Exceptions and otherwise free and clear of all liens and encumbrances except such as have been approved in writing by Buyer (the “Deed”); (ii) any and all applicable transfer tax declarations or other transfer or sale disclosure statements required by applicable law; (iii) a title affidavit in a form satisfactory to the Buyer, Seller and the Title Company, suitable to permit the Title Company to delete the standard, pre-printed exceptions (identified in the Preliminary Report) from the Title Policy; (iv) a certification of non-foreign status pursuant to Section 1445(b)(2) of the Internal Revenue Code, as amended (the “Code”) and a California 593 Form (“593”); (v) an IRS Form 1099-S Disclosure Statement (if required under the Code); (vi) an assignment (the “Assignment”), in a form satisfactory to the Buyer, of any and all leases, contracts and/or service agreements, if any, pertaining to the Property that Seller and Buyer agree prior to the Satisfaction Date will be assumed by Buyer at the Closing; (vii) an assignment of any warranties pertaining to any Improvements located on the Property, to the extent such warranties are assignable; (viii) a bill of sale for the Personal Property being transferred, which shall be substantially in the form attached as Exhibit C; (ix) a closing statement; (x) the “Post-Closing Lease”, in the form attached hereto as Exhibit F; and (xi) such other instruments, certificates or affidavits as may be provided herein or as Buyer or Title Company may reasonably request to effect the intention of the Parties hereunder. At the Closing, Buyer shall deliver to Title Company: (v) the remaining portion of the Purchase Price and any other amounts that Buyer is required to pay hereunder at the Closing, (w) the executed Assignment, (x) Buyer’s executed counterpart of the Post-Closing Lease, (y) an executed closing statement, and (z) such other executed instruments, certificates or affidavits as may be provided herein or as Seller or Title Company may reasonably request to effect the intention of the Parties hereunder.

12. Possession.

(a) Sole and actual possession of the Property shall be delivered to Buyer on the Closing Date in the same condition as it is on the Effective Date, ordinary wear and tear excepted and subject to Section 9, above, free and clear of any rights or claims of any other party.

(b) Buyer acknowledges that Seller is in possession of the Property and currently occupies Building #2. Seller agrees that it will be permitted to remain in Building #2 following the Closing in accordance with the Post-Closing Lease.

(c) The Personal Property shall be delivered to Buyer on the Closing Date in “broom clean” condition and otherwise in the same condition as it is on the Effective Date, ordinary wear and tear excepted.

13. Rights and Obligations. The rights and obligations of Seller and Buyer herein contained shall inure to the benefit of and be binding upon the Parties and their respective permitted assigns.

14. Notices. All notices required or permitted to be given hereunder shall be in writing and delivered: (i) in person; or (ii) by certified or registered first class prepaid U.S. Mail, return receipt requested; or (iii) prepaid by nationally-recognized overnight courier service such as FedEx, or (iv) via facsimile, to Seller or Buyer at their respective addresses set forth below, or at such other addresses, notice of which shall previously have been given to the other Party in accordance with this Section 14. Such notices shall be deemed given when personally delivered or when deposited in the mail or with such courier service. The Parties shall provide courtesy copies of notices by e-mail or other means, but such copies shall not constitute notice under this Agreement. Any notice sent by facsimile shall also be delivered using one of the foregoing methods.

Seller:	Zhone Technologies Campus, LLC
7001 Oakport Street
Oakland, CA 94621
Attn: Kirk Misaka, CFO
E-mail: kmisaka@zhone.com
Facsimile: 510-777-7359

with a courtesy copy to:	DLA Piper LLP (US)
2000 University Avenue
East Palo Alto, CA 94303
Attn: James E. Anderson, Esq.
E-mail: jim.anderson@dlapiper.com
Facsimile: 650-687-1158

Buyer:	LBA RIV-Company V, LLC
17901 Von Karman Ave., Suite 950
Irvine, CA 92614
Attn: Steven R. Layton
E-mail: Layton@lbarealy.com
Facsimile: (949) 955-9325

with a copy to:	Allen Matkins Leck Gamble Mallory & Natsis LLP
1900 Main Street, 5th Floor
Irvine, California 92614-7321
Attn: David W. Wensley, Esq.
E-mail: dwensley@allenmatkins.com
Sandra A. Jacobson, Esq.
E-mail: sjacobson@allenmatkins.com
Facsimile: (949) 553-8354

15. Seller’s Representations and Warranties. Seller hereby warrants and represents to Buyer, as of the Effective Date and as of the Closing Date, as follows:

(a) The execution, delivery and performance by Seller of its obligations under this Agreement will not conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulations, judgment, decree or order by which the Seller is bound, or by any of the provisions of any contract to which the Seller is bound, or by the organic agreements establishing and regulating the Seller’s business affairs, and the Seller has full power and authority to enter into and consummate the transactions contemplated by this Agreement, and all consents and approvals necessary therefor have been obtained.

(b) Seller is the legal and equitable owner of fee simple title to the Property and has the right to convey such fee simple title by Deed to Buyer on the Closing Date free and clear of all options, rights, covenants, easements, liens and other rights in favor of third parties, other than the Permitted Exceptions. The Property is not subject to any: (i) outstanding agreements of sale, options, liens, or other rights of third parties to acquire any interest(s) therein, except as set forth in the Preliminary Report; (ii) ground leases or other leases or tenancies (other than the lease of the entire Property to Zhone Technologies, Inc. which will be terminated on the Closing), including but not limited to equipment or signage leases, or other agreements relating to the ownership of the Property; (iii) real estate, management, supply, promotional, operating, maintenance, security or other service contracts, except such contracts made available to Buyer for review pursuant to Section 7 hereof; (iv) any declarations of covenants, conditions and restrictions, or similar encumbrances, affecting the Property, except as provided in the Preliminary Report; or (v) other encumbrance(s) other than as provided in the

Preliminary Report. Seller shall not voluntarily encumber or allow the Property to be encumbered by any of the foregoing without Buyer’s consent, which may be granted or withheld in Buyer’s sole discretion.

(c) Seller does not hold any approvals, licenses, certificates, or permits to own, occupy and/or maintain the Property, nor is Seller aware that any such approvals, etc., are necessary for Seller’s current occupancy of the Property, except such documents made available to Buyer for review pursuant to Section 7 hereof.

(d) No work has been done on the Property, or materials or utilities furnished, that have not been fully paid for, and there is no claim against any portion of the Property or Seller for or on account of work done, materials furnished or utilities supplied to the Property. There are no payback agreements, revenue bonds, utility debt service expenses or other charges or expenses applicable to the Property.

(e) To the best of Seller’s knowledge: (i) there are no violations, or threatened or pending violations, of any laws, statutes, ordinances, rules or regulations with respect to the Property open, noticed or existing; and (ii) no litigation, condemnation proceedings, eminent domain proceedings or similar actions or proceedings are now pending or threatened against the Property, or which could result in any judgment lien against the Property; nor does Seller know of or have reasonable grounds to know of any basis for any such violation, action or claim.

(f) There are no unpaid delinquent: (i) ad valorem real estate taxes or assessments; or (ii) assessments for public improvements; pertaining to the Property. To the best of Seller’s knowledge: (i) there are no public plans or proposals for changes in road grade, access or other municipal improvements which would affect the Property or result in any assessment; (ii) no ordinance authorizing improvements, the cost of which might be assessed against Buyer or the Property, is pending; and (iii) there is no appellate tax proceeding pending for the reduction or increase of the assessed real estate tax valuation to the Property or any portion thereof.

(g) The Property has direct legal and perpetual rights of access to and from the Property to one or more public roads and any amounts due for improvements (including, without limitation, construction of access roads) have either been paid by Seller or shall be paid by Seller at or prior to the Closing Date.

(h) Utility services for water, sanitary and storm sewers, natural gas, electricity, and telephone and telecommunications services are available either at the Property or in the vicinity of the Property in locations wherein the Buyer can connect to such existing utility infrastructures and extend the same to the Property at its own expense through perpetual private easements that benefit the Property or through public rights-of-way.

(i) To the best of Seller’s knowledge, without independent investigation or inquiry, and except as provided for in the environmental report(s) made available to Buyer pursuant to Section 7 hereof: (i) there are no underground storage tanks on the Property, (ii) the Property has never been used as a landfill or garbage dump, and (iii) there are no hazardous, toxic or infectious wastes, substances or materials present on the Property in quantities or concentrations or otherwise stored or used in violation of any applicable Environmental Laws (as herein defined). For these purposes, the term “Environmental Laws” shall mean and refer to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Super Fund Amendments and Reauthorization Act (42 U.S.C. § 9601 et seq.); the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.); the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.); the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.); the Clean Air Act (42 U.S.C. § 7401 et seq.); the Toxic Substances Control Act of 1976 (15 U.S.C. § 2601 et seq.); the Safe Drinking Water Act (42 U.S.C. § 300f et seq.); the Occupational Safety and Health Act of 1970 (29 U.S.C. § 651 et seq.); and the Emergency Planning and Community Right to Know Act (42 U.S.C. § 11001 et seq.); each as heretofore and hereafter amended or supplemented, and any future or present local, state or federal statute, rule or regulation pertaining to the regulation and protection of the environment, industrial hygiene, pollution, or environmental effects on health and safety.

(j) There are no general assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, existing, pending or, to the best of Seller’s knowledge, threatened against Seller.

References to the “best of Seller’s knowledge” shall refer only to the actual, present knowledge of Kirk Misaka (the “Seller’s Knowledge Party”), as of the Effective Date and as of the Closing Date, without any duty of inquiry or investigation. Buyer and Seller acknowledge that the Seller’s Knowledge Party shall have no personal liability for the representations and warranties made in this Section 15 or elsewhere in this Agreement.

The representations and warranties in Section 15 shall survive the Closing Date for a period of one (1) year. No claim for a breach of any representation or warranty of Seller shall be actionable or payable if Buyer had actual knowledge (or had information provided by its representatives and consultants) of the breach in question prior to Closing and Buyer had the right to terminate this Agreement as a result thereof pursuant to the terms hereof, and Buyer nevertheless proceeds to Closing. After the Closing, other than in the case of Seller fraud, Seller shall have no liability to Buyer for a breach of any representation or warranty (i) unless the valid claims for all such breaches collectively aggregate more than Twenty Five Thousand Dollars ($25,000), in which event the full amount of such valid claims shall be actionable with respect to actual damages (but in no event any punitive, consequential, or special damages) up to a limit of Five Hundred Thousand Dollars ($500,000), and (ii) unless written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller prior to the expiration of the applicable period specified in the first sentence of this paragraph and an action shall have been commenced by Buyer against Seller within sixty (60) days after expiration of such applicable period. Notwithstanding the foregoing, if Buyer’s claims hereunder shall exceed the sum of Twenty Five Thousand Dollars ($25,000), then Seller shall be liable to Buyer hereunder for Buyer’s losses starting with “dollar one” (as opposed to simply the losses exceeding Twenty Five Thousand Dollars ($25,000)).

16. Buyer’s Representations, Warranties and Release of Claims. Buyer hereby warrants and represents to Seller, as of the Effective Date and as of the Closing Date, as follows:

(a) The execution, delivery and performance by Buyer of its obligations under this Agreement will not conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulations, judgment, decree or order by which the Buyer is bound, or by any of the provisions of any contract to which the Buyer is bound, or by the organic agreements establishing and regulating the buyer’s business affairs, and the Buyer has full power and authority to enter into and consummate the transactions contemplated by this Agreement, and all consents and approvals necessary therefor have been obtained.

(b) There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending or to the best of Buyer’s knowledge, threatened against Buyer which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

(c) There are no general assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, existing, pending or, to the best of Buyer’s knowledge, threatened against Buyer.

(d) Buyer acknowledges that as of the Satisfaction Date it will have had an adequate opportunity to inspect the Property and to investigate its physical characteristics and conditions. Upon the Satisfaction Date, Buyer shall be deemed to have waived any and all objections to the Property, if Buyer has delivered to Seller the notice of satisfaction of the Conditions as provided in Section 4(a). Other than as expressly set forth in this Agreement and/or in the documents to be executed and delivered by Seller pursuant to this Agreement as of the Closing, Buyer acknowledges and agrees that (i) Buyer is acquiring the Property in its “AS IS” condition, WITH ALL FAULTS, IF ANY, AND WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED, and (ii) neither Seller nor any agents, representatives, trustees, beneficiaries or employees of Seller have made any representations or warranties, direct or indirect, oral or written, express or implied, to Buyer or Buyer’s officers, directors, shareholders, representatives, partners, affiliated entities, employees or agents (collectively, “Buyer’s Agents”) with respect to the condition of the Property, its fitness for any particular purpose, or its compliance with any laws, and Buyer is not aware of and does not rely upon any such representation. Buyer acknowledges that the due diligence period will have afforded Buyer the opportunity to make such inspections (or have such inspections made by consultants) as it desires of the Property and all factors relevant to its use, including, without limitation, the interior, exterior, and structure of any improvements on the Property, the condition of soils and subsurfaces, and the status of all zoning, permitting and other entitlements relevant to the use or contemplated use of the Property. Buyer acknowledges that during the due diligence period, Buyer and Buyer’s agents will independently and with the assistance of its professional advisors and consultants undertake whatever studies, tests and investigation Buyer desires to conduct relating to the Property (including, without limitation, economic reviews, soils tests, engineering analyses, pest and mold inspections, environmental analyses and analyses of the records of any governmental or quasi-governmental entity having jurisdiction over the Property). Subject to the express representations, warranties and covenants of Seller as set forth in this Agreement and/or in the documents to be executed and delivered by Seller pursuant to this Agreement as of the Closing, Buyer has entered into this Agreement based upon the opportunity to conduct such inspections. Except as otherwise expressly provided herein and/or in the documents to be executed and delivered by Seller pursuant to this Agreement as of the Closing, Buyer is relying solely on its own investigation as to the Property and its value and is assuming the risk that adverse physical, economic or other conditions (including, without limitation, adverse environmental conditions, mold, dry rot, termite infestation, asbestos-containing materials in the Improvements, and the status of compliance with the requirements of the Americans with Disabilities Act of 1990) may not have been revealed by such investigation. Buyer acknowledges that if Buyer elects prior to the Due Diligence Date to continue this Agreement, Buyer agrees to purchase the Property without regard to any such condition, subject to the express representations, warranties and covenants of Seller as set forth in this Agreement and/or in the documents to be executed and delivered by Seller pursuant to this Agreement as of the Closing.

(e) Except for (1) Seller’s breach of its covenants, representations or warranties in this Agreement and/or in any of the documents to be executed and delivered by Seller pursuant to this Agreement as of the Closing, and (2) Seller’s fraud, Buyer, on behalf of itself and Buyer’s Agents and successors and assigns to this Agreement (collectively, the “Releasors”), hereby completely releases and forever discharges Seller and Seller’s officers, board members, partners, affiliates, employees, successors, assigns, heirs, agents, and representatives from and against all claims, liabilities, demands, judgments, damages, losses and costs (collectively, “Claims”) whether known or unknown which may arise from or be related to the following (collectively, the “Released Matters”): (i) the physical condition, quality, quantity, and state of repair of the Property and the prior operation of the Property, (ii) the Property’s compliance or lack of compliance with any federal, state or local laws or regulations, (iii) any latent or patent defect affecting the Property, and (iv) any past, present or future presence or existence of hazardous substances on, under or about the Property or with respect to any past, present or future violation of any Environmental Laws. In connection with such waiver and relinquishment, Buyer acknowledges that it is aware that it hereafter may discover Claims or facts in addition to or different from those which it now knows or believes to exist with respect to the Released Matters, but that it is its intention to fully, finally and forever to settle and release all of the Released Matters on behalf of the Releasors in accordance with the provisions of this Section 16(e), and the release set forth herein shall be and remain in effect as a full and complete release notwithstanding the discovery or existence of any such additional or different Claims or facts. The foregoing release of Claims shall be binding on Releasors. In connection with the release provided in this Section 16, Buyer expressly waives the benefits of Section 1542 of the California Civil Code which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Buyer’s Initials

References to the “best of Buyer’s knowledge” shall refer only to the actual, present knowledge of David Thomas (the “Buyer’s Knowledge Party”), as of the Effective Date and as of the Closing Date, without any duty of inquiry or investigation. Buyer and Seller acknowledge that the Buyer’s Knowledge Party shall have no personal liability for the representations and warranties made in this Section 16 or elsewhere in this Agreement.

The representations and warranties in Section 16 shall survive the Closing Date for a period of one (1) year.

17. Default and Remedies.

(a) Except for the Parties obligations under Section 11 which must be performed prior to the Closing, in the event of any default, the non-defaulting Party shall give the defaulting Party written notice of the occurrence of such default (a “Default Notice”) and the defaulting Party shall have ten (10) days following its receipt of such Default Notice in which to cure such default hereunder.

(b) IN THE EVENT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED DUE TO A DEFAULT OF BUYER AFTER THE SATISFACTION DATE, THE EARNEST MONEY (TO THE EXTENT PREVIOUSLY PAID BY BUYER TO ESCROW HOLDER, INCLUDING ALL INTEREST EARNED FROM THE INVESTMENT THEREOF) SHALL BE RELEASED TO SELLER AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY SEPARATELY EXECUTING THIS SECTION 17(a) BELOW, THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY MADE BY BUYER ON OR BEFORE THE DATE OF BUYER’S DEFAULT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES, AND AS SELLER’S EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT OF BUYER’S DEFAULT HEREUNDER AND THAT IF THE CLOSING DOES NOT OCCUR AS A RESULT THEREOF, AS SELLER’S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER ARISING FROM SUCH FAILURE OF THE SALE TO CLOSE DUE TO DEFAULT BY BUYER (SELLER HEREBY WAIVING ANY RIGHT TO SEEK DAMAGES, TO SUE FOR SPECIFIC PERFORMANCE OR PURSUE ANY OTHER REMEDIES HEREUNDER AT LAW OR IN EQUITY EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 17(b) BELOW). BY THEIR SEPARATELY EXECUTING THIS SECTION 17(b) BELOW, BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED. SELLER HEREBY WAIVES ANY AND ALL BENEFITS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 3389. NOTWITHSTANDING THE FOREGOING, OR ANY OTHER PROVISION TO THE CONTRARY, THIS SECTION 17(b) SHALL IN NO WAY LIMIT OR RESTRICT SELLER’S RECOVERY UNDER SECTION 4(c), SECTION 19, SECTION 20, or SECTION 23 HEREOF.

BUYER:                                 SELLER:

(c) In the event that the Closing does not occur as a result of a breach of any of Seller’s covenants, representations, warranties or other obligations under this Agreement, then Buyer shall have as its sole and exclusive remedy the right to either (i) terminate this Agreement and to receive a return of the Earnest Money together with an additional sum from Seller equal to Buyer’s actual, documented a out-of-pocket third party costs and expenses in connection with this transaction but in no event in excess of One Hundred Thousand Dollars ($100,000), or (ii) seek the remedy of specific performance to enforce Seller’s obligation to convey title to the Property to Buyer in accordance with the terms and conditions of this Agreement. If Buyer elects remedy (i) in the preceding sentence, Buyer shall direct Title Company to record or release to Seller the quitclaim deed described in Section 18, below.

(d) Notwithstanding Section 17(b) and Section 17(c) hereof, in no event shall such provisions limit the damages recoverable by either Party against the other Party due to the other Party’s obligation to indemnify such Party in accordance with this Agreement.

18. Memorandum of Agreement. Promptly upon Buyer’s request, the Seller agrees to execute a Memorandum of this Agreement, in recordable form, and substantially in the form attached as Exhibit D; provided that Buyer delivers to the Title Company to be held in escrow an executed and notarized quitclaim deed to Seller terminating its rights under the Memorandum of this Agreement. Title Company shall be permitted to record, or release such quitclaim deed to Seller for recording, against the Property if this Agreement is terminated for any reason except Seller’s default, as set forth in Section 17(c), above. Buyer shall have the right to cause Title Company to record such Memorandum at Buyer’s expense, including transfer or recording taxes, if any. Seller also agrees to execute such transfer tax declarations or similar documentation as may be required to facilitate such recording.

19. Use of Brokers. Seller and Buyer hereby warrant that neither Party has an obligation to pay an outside brokerage commission for the sale of the Property. Buyer and Seller hereby agree to indemnify, defend and hold harmless the other Party from and against any liability, cost or expense, plus all costs of collection, including litigation expenses and attorneys’ fees, as a result of a claim for a commission, fee or other compensation made by any real estate broker, finder or other person and asserted against the other Party by reason of an arrangement made or alleged to have been made by the indemnifying Party.

20. Attorneys’ Fees. In the event that either Party shall bring an action or legal proceeding for an alleged breach of any provision of this Agreement or any representation, warranty, covenant or agreement herein set forth, or to enforce, protect, determine or establish any term, covenant or provision of this Agreement or the rights hereunder of either Party, the prevailing Party shall be entitled to recover from the non-prevailing Party, as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys’ fees and costs, expert witness fees and court costs as may be fixed by the court or jury.

21. Binding Effect. This Agreement is executed by Buyer and submitted to Seller as an offer to purchase the Property. If: (i) Seller does not execute and deliver this Agreement, without revision, to Buyer within five (5) business days after the date of Buyer’s execution of this Agreement, Buyer’s offer shall terminate and expire; or (ii) in the event Buyer delivers written notice to Seller within such period, revoking its offer to purchase; in either event, Buyer shall have no further liability or obligation hereunder.

22. Confidentiality. The terms of this Agreement, the results of any tests and inspections performed by or on behalf of Buyer, and any information provided or made available by Seller pursuant to Section 7, above, shall be kept and maintained confidential and shall not be disclosed by either Party to any third party without the prior written consent of the other Party. This provision shall not prohibit disclosures on a “need to know” basis to employees, agents, attorneys, brokers, surveyors, title companies, engineers, contractors, lenders, etc., as necessary to obtain financing or governmental permits and approvals, to potential tenants, or as compelled by legal process or required by law. This provision shall survive any termination of this Agreement, but shall not survive the close of escrow. Seller’s additional non-circumvention obligation is set forth in Section 25, below.

23. Section 1031 Exchange. In the event that either Party elects to structure this transaction as a like-kind exchange pursuant to Section 1031 of the Code, the other Party shall reasonably cooperate upon the request of the electing Party, including prompt execution of such documents as may reasonably be required to effectuate such exchange, provided that: (a) the electing Party shall bear all costs in connection with such exchange and shall indemnify and hold the other Party harmless from and against any cost, claims, expenses or liabilities (including attorney’s fees) incurred by the other Party solely as a result of structuring the transaction as a like-kind exchange; and (b) the exchange shall have no material effect on the terms of either Party’s rights or obligations under this Agreement. Notwithstanding any other provision of this Agreement to the contrary, Seller agrees that Buyer may assign its rights in this Agreement to a third party as part of any such exchange. Nothing contained herein shall prevent both Parties from electing a like-kind exchange.

24. Force Majeure. Except with regard to the payment of money due, if either Party hereto shall be delayed, hindered in, or prevented from the performance of its obligations hereunder by reason of any occurrence which is not within the reasonable anticipation or control of such Party, including but not limited to strikes, lockouts, labor troubles, governmental action or inaction, failure of power, riots, insurrection, war, acts of God, or other similar reason, and which occurrence, in any event, is not a result of the intentional act, negligence or willful misconduct of such Party (a “Force Majeure Event”), such Party’s performance shall be excused for the period of time equivalent to the delay caused by such Force Majeure Event, provided such Party gives prompt notice to the other Party of such delay.

25. Miscellaneous Provisions.

(a) This Agreement shall be interpreted and enforced according to the laws of the State of California, without reference to its conflict of laws rules. The venue of any litigation arising out of this Agreement shall lie exclusively with the state or federal court in whose district the Property is located.

(b) All headings and section designations of this Agreement are inserted for convenience only and do not form a part of this Agreement or limit, expand or otherwise alter the meaning of any provisions hereof.

(c) This Agreement, and any amendments hereto, may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. The Parties agree that, except for notices (which are governed by Section 14, above), signatures transmitted by facsimile or scanned and emailed shall have the legal effect of original signatures. At the request of either Party, the Parties shall promptly exchange executed original counterparts of this Agreement or any amendment.

(d) The provisions of this Agreement are intended to be for the sole benefit of the Parties and their respective successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third party.

(e) If, under any provision of this Agreement: (i) the date any act to be done or action to be taken; or (ii) the last day of any time period, including any notice period; falls on a Saturday, Sunday or legal holiday in the state whose law governs this Agreement, then such act or action shall be deemed to have been validly done or taken on, or such time period shall be deemed extended to, the next succeeding day which is not a Saturday, Sunday or legal holiday, and all succeeding time periods shall be deemed extended accordingly. Unless otherwise specified in this Agreement, all references herein to a “day” or “days” shall refer to calendar days.

(f) Buyer may assign this Agreement and all of its interests herein to an entity related to Buyer or affiliated with Buyer. Upon any assignment, the assignee shall have and be subject to all the rights, benefits, duties and obligations of Buyer hereunder, but the Buyer shall not be released from any of its obligations under this Agreement.

(g) This Agreement represents the entire agreement between Seller and Buyer covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the Parties. No change or addition shall be made to this Agreement except by a written agreement duly executed by Seller and Buyer.

(h) The Parties acknowledge that each has been represented by, or has had the opportunity to consult with, legal counsel of its own choosing in this matter, and this Agreement has been arrived at through arms’ length negotiation. For purposes of the rule of contract interpretation that construes a document against its drafter, the Parties agree that neither Party nor its counsel shall be considered the drafter hereof.

(i) If any term, covenant or condition of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed in accordance with its intent as if such invalid or unenforceable provision had never been contained herein.

(j) No failure by either Party, at any time, to require the performance by the other of any term of this Agreement, shall in any way affect the right of either Party to enforce such terms, nor shall any waiver by either Party of any term hereof be taken or held to be a waiver of any other provision of this Agreement. No waiver of any term or provision of this

Agreement shall be effective unless the same is in writing and signed by the Party granting such waiver.

(k) Buyer represents and warrants to Seller that, subject to any provisions hereof to the contrary, it is a legal entity duly organized, existing in good standing and qualified to do business in the State of California. At the time of Closing, Buyer or its assignee shall be an entity duly organized, existing in good standing and qualified to do business in the state where the Property is located. Buyer represents and warrants to Seller that: it has full power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the person executing this Agreement on its behalf has been duly authorized and is empowered to bind it to this Agreement.

(l) Seller represents and warrants to Buyer that: subject to any provisions hereof to the contrary, it is a legal entity duly organized and existing in good standing, and is qualified to do business in the state where the Property is located; it has full power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the person executing this Agreement on its behalf has been duly authorized and is empowered to bind it to this Agreement. If any Seller is an individual, that Party represents and warrants that he or she shall take such steps as are necessary to convey his or her interest in the Property free and clear of all marital or homestead rights of his or her spouse.

(m) The parties to this Agreement shall in good faith undertake to perform their respective obligations under this Agreement, to satisfy all conditions for which they are responsible, and to cause the transactions contemplated by this Agreement to be carried out in accordance with the terms of this Agreement. In that regard, the Parties agree to promptly execute such other documents and to perform such other acts as may be reasonably necessary to carry out the purpose and intent of this Agreement. Concerning all matters in this Agreement requiring the consent or approval of either Party, the Parties agree that any such consent or approval shall not be unreasonably withheld, conditioned or delayed, unless otherwise specifically provided in this Agreement.

(n) All Exhibits to this Agreement are incorporated herein as though fully set forth.

(o) Buyer acknowledges that the Disclosure Statutes (hereinafter defined) require that a seller of real property in California must make certain disclosures regarding certain natural hazards potentially affecting the property, as more particularly provided therein. As used in this Agreement, “Disclosure Statutes” means, collectively, California Government Code Sections 8589.3, 8589.4 and 51183.5, California Public Resources Code Sections 2621.9, 2694 and 4136 and any other California statutes that require Seller to make disclosures concerning the Property. Seller will deliver to Buyer a Natural Hazard Disclosure Report for the Property in accordance with the foregoing statutes (the “Report”). Buyer hereby agrees as follows with respect to the Disclosure Statutes and the Report: (i) that the delivery of the Report to Buyer as provided above shall be deemed to satisfy all obligations and requirements of Seller under the Disclosure Statutes; (ii) that Seller shall not be liable for any error or inaccuracy in, or omission from, the information in the Report; (iii) that the Report was provided by Seller for purposes of complying with the Disclosure Statutes and shall not be deemed to constitute a representation or warranty by Seller as to the presence or absence in, at or around the Property of the conditions that are the subject of the Disclosure Statutes; and (iv) the Report is for Seller and Buyer only and is not for the benefit of, or to be used for any purpose by, any other party, including, without limitation, insurance companies, lenders, or governmental agencies.

(p) Following the Closing Date and in connection with Buyer’s negotiation of a lease with a major tenant of all or a portion of the Property, Buyer may elect to modify the off-ramp and change the street name from Zhone Way. Seller agrees to cooperate with Buyer’s efforts to so modify the off-ramp and change the street name from Zhone Way. Seller’s obligations set forth in this section shall survive the close of escrow and shall not be merged with the recordation of the grant deed.

[End of text of Agreement. Execution on following page.]

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

SELLER:

ZHONE TECHNOLOGIES CAMPUS, LLC, a California limited liability company

By:
Kirk Misaka, CFO

Date: , 2010

BUYER:

LBA RIV-COMPANY V, LLC, a Delaware limited liability company its Member

By:	LBA REIT IV, LLC,
a Delaware limited liability company its Sole Member and Manager

	By:	LBA Realty Fund IV, L.P.,
a Delaware limited partnership, its Sole Manager

		By:	LBA Management Company IV, LLC,
a Delaware limited liability company, its General Partner

			By:	LBA Realty LLC,
a Delaware limited liability company, its Manager

				By:	LBA Inc.,
a California corporation,
its Managing Member

By:
Name:
Title:

Date:             , 2010

Index to Exhibits

Exhibit A – Legal Description of the Real Estate

Exhibit B – Form of Escrow Agreement

Exhibit C – Form of Bill of Sale

Exhibit D – Form of Memorandum of Agreement

Exhibit E – Personal Property Included in Sale

Exhibit F – Form of Post-Closing Lease

EXHIBIT A

Legal Description of the Real Estate

LEGAL DESCRIPTION

Real property in the City of Oakland, County of Alameda, State of California, described as follows:

PARCEL ONE:

PARCEL B AS SHOWN ON PARCEL MAP NO. 8590, AS FILED FOR RECORD IN THE COUNTY OF ALAMEDA, STATE OF CALIFORNIA ON JUNE 28, 2007 IN BOOK 298, PAGE(S) 88 AND 89 IN THE OFFICE OF THE ALAMEDA COUNTY RECORDER.

PARCEL TWO:

NON-EXCLUSIVE EASEMENTS FOR FIRE LINE, SEWER LINE, STORM DRAIN LINE, INGRESS AND EGRESS AS SET FORTH IN THAT CERTAIN DOCUMENT ENTITLED “RECIPROCAL EASEMENT AND MAINTENANCE AGREEMENT”, EXECUTED BY AND BETWEEN ZHONE TECHNOLOGIES CAMPUS, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY AND THE REDEVELOPMENT AGENCY OF THE CITY OF OAKLAND, RECORDED JUNE 29, 2007 AS INSTRUMENT NO. 2007-242123 OF OFFICIAL RECORDS.

APN: 041-3902-022

EXHIBIT A

EXHIBIT B

Form of Escrow Agreement

ESCROW AGREEMENT

Escrow Number:	NCS-	Date: , 2010

Property Address: 6775, 7195 and 7001 Oakport Street, Oakland, Alameda County, California,

Deposit Amount: $1,000,000.00

LBA RIV-COMPANY V, LLC, a Delaware limited liability company (the “Buyer”), and ZHONE TECHNOLOGIES CAMPUS, LLC, a California limited liability company (the “Seller”), are parties to that certain Real Estate Purchase Agreement (the “Agreement”) dated as of             , 2010, with respect to the above referenced property (the “Property”), which is more particularly described in the Agreement. The Buyer has deposited the sum of One Million Dollars ($1,000,000.00) (the “Deposit”) with First American Title Insurance Company (the “Title Company”) to be held under the terms of the Agreement and the terms of this Escrow Agreement (the “Escrow Agreement”). Prior to the Satisfaction Date (as defined in the Agreement), or if the Satisfaction Date has not occurred by the Due Diligence Date (as defined in the Agreement), the Deposit shall be refunded by the Title Company to the Buyer upon receipt of a written request from the Buyer, together with evidence that the Buyer has given the Seller written notice of termination in accordance with the terms of the Agreement, or that the Due Diligence Date has occurred. Following the Satisfaction Date (or following the Due Diligence Date, if the Title Company has not received any written request from the Buyer as set forth above), the Earnest Money (as defined in the Agreement) shall be held in escrow by the Title Company and delivered only upon the joint written order of the Buyer and Seller or their respective legal representatives or assigns, except as otherwise specifically provided herein; and the Buyer and Seller each agree to give such written orders to the Title Company in accordance with the terms of the Agreement.

Following the Satisfaction Date, the Title Company is hereby expressly authorized to disregard, in its sole discretion, any and all unilateral notices or warnings given by any of the parties hereto, or by any other person or corporation, except as otherwise expressly provided herein, but Title Company is hereby expressly authorized to regard and to comply with and obey any and all orders, judgments or decrees entered or issued by any court with or without jurisdiction, and in case Title Company obeys or complies with any such order, judgment or decree of any court it shall not be liable to any of the parties hereto or any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being entered without jurisdiction or being subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding this escrow, to which Title Company is or may at any time become a party, it shall have a lien on the contents hereof for any and all costs, attorneys’ fees, whether such attorneys shall be regularly retained or specially employed, and any other expenses which it may have incurred or become liable for on account thereof, and it shall be entitled to reimburse itself therefor out of said deposit, and the undersigned jointly and severally agree to pay Title Company upon demand all such costs, fees and expenses so incurred.

EXHIBIT B

Except as expressly provided herein, in no case shall the above mentioned deposits be surrendered except on an order signed by the parties hereto, their respective legal representatives or assigns, or in obedience of the process or order of court as aforesaid.

Unless directed otherwise in writing by Buyer, all deposits made pursuant to this Escrow Agreement shall be invested on behalf of the Buyer in investments limited to interest-bearing, federally-insured instruments with a national bank or federal savings bank or in a money market fund authorized to invest solely in direct obligations of the United States of America (“Qualified Investments”). The funds invested in this manner shall have a maturity of 30 days or less. Interest and other earnings on any funds invested hereunder shall be added to the funds held on deposit by Title Company hereunder, and losses, if any, incurred from any such investment shall reduce the balance of the funds on deposits hereunder. Buyer shall provide Title Company with its taxpayer identification number and such investment forms as it may reasonably require. Title Company shall, upon request furnish information concerning its procedures for such investment, but shall not charge or otherwise assess any additional fees for the investment of such funds.

Billing Instructions: Escrow fee in the amount of $0.00 will be billed as follows: Half to Seller and half to Buyer. NOTE – ESCROW FEES WAIVED IN ANTICIPATION THAT THE TITLE COMPANY WILL BE PROVIDING TITLE INSURANCE UNDERWRITING SERVICES IN CONNECTION WITH THE AGREEMENT FOR WHICH IT WILL BE COMPENSATED AT CLOSING.

Except as to deposits of funds for which Title Company has received express written direction concerning investment to other handling, the parties hereto agree that the Title Company shall be under no duty to invest or reinvest any deposits at any time held by it thereunder; and, further that Title Company may commingle such deposits with other deposits or with its own funds in the manner provided for the administration of funds held as a fiduciary under applicable law, provided, however, nothing herein shall diminish Title Company’s obligation to apply the full amount of the deposits in accordance with the terms of the Agreement.

In the event the Title Company is requested to invest deposits hereunder in Qualified Investments pursuant to this agreement, Title Company shall not be held responsible for any loss of principal or interest which may be incurred as a result of making the investments or redeeming said investment for the purposes of these escrow instructions except to the extent that Title Company negligently or willfully fails to follow such investment directions.

This Escrow Agreement is intended to be executed in triplicate, but may be executed in multiple counterparts. Each such counterpart shall be deemed an original, but all of which together shall constitute one and the same document. The parties agree that, except for notice purposes, signatures transmitted by facsimile or scanned and e-mailed shall have the legal effect of original signatures. Upon the request of any party, the parties shall promptly exchange executed original counterparts of this Escrow Agreement.

[Execution page and Exhibit A to be added.]

EXHIBIT B

EXHIBIT C

Form of Bill of Sale

STATE OF CALIFORNIA	)
) SS:
COUNTY OF ALAMEDA	)

KNOW ALL MEN BY THESE PRESENTS:

1. That ZHONE TECHNOLOGIES CAMPUS, LLC, a California limited liability company having an address of 7001 Oakport Street, Oakland, CA 94621 (“Seller”) in consideration of Ten Dollars ($10.00) and other good and valuable consideration received from LBA RIV-COMPANY V, LLC, a Delaware limited liability company, having an address at One Embarcadero Center, Suite 710, San Francisco, California 94111 (“Buyer”), does hereby sell, assign and transfer unto Buyer all of Seller’s right, title and interest in and to all of the following described property (the “Personalty”) located in or on, and used solely in connection with the ownership, maintenance and/or operation of the real estate commonly known as 6775, 7195 and 7001 Oakport Street, Oakland, California (the “Premises”), and more particularly described on Exhibit A attached hereto and made a part hereof:

(a) See attached Exhibit A.

2. Seller hereby covenants, warrants and represents to Buyer that:

(a) Seller has good and marketable title to the Personalty, free and clear of any mortgage, charge, security interest, lien, claim, charge or other encumbrance of any nature or kind whatsoever;

(b) Seller has the authority to sell the Personalty to the Buyer, and to assign its rights in and to all the other intangible property listed above free and clear of any rights of third parties;

(c) Buyer shall, immediately after execution and delivery of this Bill of Sale, have quiet and peaceful possession and enjoyment of the Personalty for its own use and benefit without any manner of hindrance, interruption, molestation, claim or demand whatsoever of, from or by the Seller or any person;

(d) Seller will, from time to time and at all times hereafter, on every reasonable request of the Buyer, make, do and execute or cause to be made, done and executed all further acts, deeds or assurances as may be reasonably required by the Buyer to more effectually and completely vest title to the Personalty in the Buyer;

(e) Seller agrees to indemnify and save harmless the Buyer from all costs, damages, expenses and other losses resulting or arising from the breach or untruth of any covenant, warranty or representation made or given by the Seller hereunder.

EXHIBIT C

3. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in that certain Real Estate Purchase Agreement, dated             , 2010, between Seller and Buyer in respect of the purchase and sale of the Premises.

4. This Bill of Sale and Assignment shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

[Add execution block for Seller and Exhibit A.]

EXHIBIT C

EXHIBIT D

Form of Memorandum of Agreement

Prepared By and
When Recorded Return To:

SPACE ABOVE THIS LINE FOR RECORDER’S USE

(Space Above For Recorder’s Use)

MEMORANDUM OF AGREEMENT

THIS MEMORANDUM OF AGREEMENT (this “Memorandum”) is made this              day of             , 2010, by and between LBA RIV-COMPANY V, LLC, a Delaware limited liability company (the “Buyer”) and ZHONE TECHNOLOGIES CAMPUS, LLC, a California limited liability company (the “Seller”), with reference to the following facts:

1. Agreement to Purchase. Buyer and Seller have heretofore entered into a Real Estate Purchase Agreement dated as of             , 2010 (the “Agreement”), pursuant to which the Buyer has agreed to purchase and the Seller has agreed to sell certain real estate that is identified on Exhibit A, attached hereto, located in the City of Oakland, Alameda County, California (the “Property”), all on terms and conditions more specifically set forth in the Agreement. The outside date for the Closing under the Agreement is September 30, 2010.

2. Purpose of Memorandum. This Memorandum has been prepared and executed for the purpose of recordation, to provide notice to third parties of the rights of the Buyer to purchase the Property pursuant to the terms of the Agreement. This Memorandum in no way modifies the provisions of the Agreement.

EXHIBIT D

SELLER:
ZHONE TECHNOLOGIES CAMPUS, LLC, a California limited liability company

By:
Kirk Misaka, CFO

BUYER:

LBA RIV-COMPANY V, LLC, a Delaware limited liability company its Member

By:	LBA REIT IV, LLC,
a Delaware limited liability company its Sole Member and Manager

	By:	LBA Realty Fund IV, L.P.,
a Delaware limited partnership, its Sole Manager

		By:	LBA Management Company IV, LLC,
a Delaware limited liability company, its General Partner

			By:	LBA Realty LLC,
a Delaware limited liability company, its Manager

				By:	LBA Inc.,
a California corporation,
its Managing Member

By:
Name:
Title:

EXHIBIT D

ACKNOWLEDGMENT

State of California	)
County of	)

On , before me, ,
(insert name of notary)

Notary Public, personally appeared                                              , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

ACKNOWLEDGMENT

State of California	)
County of	)

On , before me, ,
(insert name of notary)

Notary Public, personally appeared                                              , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT D

Exhibit “A”

to

EXHIBIT D

Legal Description

LEGAL DESCRIPTION

Real property in the City of Oakland, County of Alameda, State of California, described as follows:

PARCEL ONE:

PARCEL B AS SHOWN ON PARCEL MAP NO. 8590, AS FILED FOR RECORD IN THE COUNTY OF ALAMEDA, STATE OF CALIFORNIA ON JUNE 28, 2007 IN BOOK 298, PAGE(S) 88 AND 89 IN THE OFFICE OF THE ALAMEDA COUNTY RECORDER.

PARCEL TWO:

NON-EXCLUSIVE EASEMENTS FOR FIRE LINE, SEWER LINE, STORM DRAIN LINE, INGRESS AND EGRESS AS SET FORTH IN THAT CERTAIN DOCUMENT ENTITLED “RECIPROCAL EASEMENT AND MAINTENANCE AGREEMENT”, EXECUTED BY AND BETWEEN ZHONE TECHNOLOGIES CAMPUS, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY AND THE REDEVELOPMENT AGENCY OF THE CITY OF OAKLAND, RECORDED JUNE 29, 2007 AS INSTRUMENT NO. 2007-242123 OF OFFICIAL RECORDS.

APN: 041-3902-022

EXHIBIT A TO

EXHIBIT D

EXHIBIT E

Personal Property Included in Sale

Building 3 Inventory 7001 Oakport Street, Oakland Category	Location	Quantity	Description

Doors and Hardware	1st Floor	9	Doors LH reverse
	1st Floor	6	Doors RH reverse
	1st Floor	23	Doors RH
	1st Floor	7	Doors LH
	1st Floor	12	Doors/Miscellaneous
	1st Floor	16	Dome Stops
	1st Floor	153	Hinges Door
	1st Floor	41	Closers Door
	1st Floor	10	Magnetic Door Holders
	1st Floor	15	Latch Sets
	1st Floor	24	Lock Sets
	1st Floor	12	Panic Hardware Sets
	1st Floor	2	Window Header 2’×8”
	1st Floor	10	Window Header 4’×8”
	1st Floor	6	Skylights/4’×4’
	1st Floor	22	Frames Door 15RH/7LH
	1st Floor	12	Frames Door Various

Floor Coverings	1st Floor	1	Small Carpet Roll
	3rd Floor	25	Large Carpet Rolls. Note: 33 total rolls, Zhone will retain 8 Rolls for their use
	3rd Floor	1	Small Carpet Roll

HVAC	1st Floor	3	Trane Universal Programmable Control Module (PCM) and associated sensors, equipment, panels and Belimo motors
	2nd Floor	75	Duct Spiral/Various Sizes/10’×6’-2
	2nd Floor	30	VAV’s
	2nd Floor	22	Duct Rectangular/6’×2’×5’
	2nd Floor	6	Duct Rectangular 90 Degrees/6’×2’
	2nd Floor	2	Duct Square/2’×2’×7’
	2nd Floor	2	Duct Rectangular Transistion/6’×2’
	2nd Floor	68	Duct Y Connector /Various Sizes
	2nd Floor	2	Fire Dampers/1.5’×2’
	2nd Floor	80	Duct Connectors/Various Types
	2nd Floor	40	Duct Saddles/2’ Round
	2nd Floor	250	Duct Insulated/Various Sizes/8’×6’-2’
	3rd Floor	32	Duct Reducers/Square to Round/Various Sizes
	3rd Floor	75	Duct Y’s/Various Sizes
	3rd Floor	29	Duct Branch Connectors
	3rd Floor	3	Duct Reducers/Round/Various Sizes
	3rd Floor	1	Duct 90 Degrees/2’×1’
	3rd Floor	8	VAV’s
	3rd Floor	3	Duct Square/5’×2’2’
	3rd Floor	1	Duct Spiral/’5×2’
	3rd Floor	1	Duct Spiral/10’×1.5’
	3rd Floor	1	Duct Spiral/5’×1’
	3rd Floor	6	Trane VAV VCWE11DD03Q
	3rd Floor	12	Trane VAV VCWE17DD03Q
	3rd Floor	14	Trane VAV VCWE24DD03Q
	3rd Floor	4	Trane VAV VCWE32DD03Q

Lighting/Electrical	1st Floor	18	Lunera F7 Light Fixtures
	1st Floor	11	B85 Light Bollards and Housings
	1st Floor	7	SPI Large Round Light Fixtures and Mounting Kits
	1st Floor	7	IP65 Halogen Lights
	2nd Floor	66	Lunera F4 Light Fixtures
	2nd Floor	18	Lunera F4E Light Fixtures
	2nd Floor	10	Lunera F8E Light Fixtures
	2nd Floor	160	Lunera H1D Down Lights
	2nd Floor	4	Lunera F3E Light Fixtures
	2nd Floor	6	Lunera F3 Light Fixtures
	2nd Floor	24	Lunera F8A Light Fixtures
	2nd Floor	15	Lunera F8 Light Fixtures
	2nd Floor	16	Lunera F2E Light Fixtures
	2nd Floor	7	LB2
	2nd Floor	15	C2, F32 Light Fixtures
	2nd Floor	16	C2, F32 Emergency Light Fixtures
	2nd Floor	19	Breaker Panel Covers
	2nd Floor	8	Breaker Panel Wall Inserts

EXHIBIT E

Building 3 Inventory 7001 Oakport Street, Oakland Category	Location	Quantity	Description

Miscellaneous	1st Floor	200	Sheet Rock/12’
	1st Floor	22	Sheet Rock/8’
	1st Floor	280	Metal Track/12’
	1st Floor	210	Metal Studs/10’
	1st Floor	550	Metal Track Trane/14’
	1st Floor	2	Blue Outdoor Trash Cans
	1st Floor	9	Blue Outdoor Tables and Chairs
	1st Floor	16	Fire Extinguisher Cabinets
	1st Floor	2	Boxes of Celling Tile
	3rd Floor	400	Metal Studs/18’
	3rd Floor	680	Metal Track/18’

Plumbing	1st Floor 1st Floor 1st Floor 1st Floor	3 18 1 8	Elkay water Fountains with Complete Installation Kits Kohler 2094-2R-0 Lavatory Sinks Gas Meter Service Regulator Boxes of Miscellaneous Pipe Hangers

EXHIBIT E

EXHIBIT F

Form of Post-Closing Lease

(See Attached)

EXHIBIT F